UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 9, 2008

Smart Online, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32634	95-4439334
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2530 Meridian Parkway, 2nd Floor, Durham, North Carolina		27713
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-765-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Interim Chief Financial Officer

Effective July 9, 2008, Smart Online, Inc. (the "Company") notified George Cahill, the Company’s interim Chief Financial Officer, that pursuant to Paragraph 3 of the Consulting Agreement between the Company and Mr. Cahill dated April 22, 2008, the Company was exercising its right to terminate his consulting services. As previously reported, Mr. Cahill was serving in this position on a temporary basis as the Company searched for a permanent Chief Financial Officer.

(c) Appointment of Chief Financial Officer

On July 15, 2008, the Company’s Board of Directors unanimously appointed Timothy L. Krist as the Company’s Chief Financial Officer.

Mr. Krist, age 40, has been employed with KB Home, a homebuilder, as Director of Finance from 2005 to 2008 and as Finance Manager from 2004 to 2005. Prior to joining KB Home, Mr. Krist served as Director of Finance of Blackboard, Inc., an e-education software and hardware manufacturing company, from 2001 to 2003, as Director of Corporate Integration of International Fibercom, Inc., a telecommunications infrastructure company, from 2000 to 2001, and as Director of Financial Analysis of Main Street and Main Incorporated, a multi-concept restaurant company, from 1997 to 2000. Mr. Krist has also worked with the public accounting firm of Deloitte & Touche, LLP. He holds a B.S. degree in Accountancy from Miami University and an M.B.A. from Arizona State University.

As the Company’s Chief Financial Officer, Mr. Krist will start at a base salary of $140,000 and he will be eligible to participate at the officer level in the Company’s Equity Award and Cash Bonus Programs. The Company’s Equity Award Program was filed with the Securities and Exchange Commission (the "SEC") as Exhibit 10.5 to Amendment No. 1 to the Company’s Current Report on Form 8-K filed on February 11, 2008, and the Cash Bonus Program was filed with the SEC as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on December 3, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smart Online, Inc.

July 15, 2008	By:	/s/ David E. Colburn

Name: David E. Colburn
Title: President and Chief Executive Officer